EXHIBIT 21


Subsidiaries:


           Name                                              Jurisdiction
           ----                                              ------------

           BarPoint.com, Inc............................     Florida

           Synergy Solutions, Inc.......................     Missouri

           BPNT I, LLC..................................     Florida